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                      GREAT WESTERN FINANCIAL CORPORATION

                     Computation of Net Income Per Common
                           Primary and Fully Diluted

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                                                                       THREE MONTHS ENDED                    SIX MONTHS ENDED
                                                             ----------------------------------------     ----------------------
                                                               June 30,        March 31,     June 30,       June 30,     June 30,
                                                                 1997            1997         1996           1997         1996
                                                             ----------       ---------     ---------     --------     ---------
(DOLLARS IN THOUSANDS)
Net income                                                   $72,333           $65,703        $79,271     $138,036     $150,565
Preferred stock dividends - convertible
    and nonconvertible                                        (3,423)           (3,424)        (6,242)      (6,847)     (12,496)
                                                             --------           ------        -------     --------     --------
Net income for computing earnings per
    Common share - primary                                    68,910            62,279         73,029      131,189      138,069
Preferred stock dividends - convertible                            -                 -          2,819           -         5,649
                                                             --------           ------        -------     --------     --------
    Common share - fully diluted                             $68,910           $62,279        $75,848     $131,189     $143,718
                                                             =======           =======        =======     ========     ========

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                Computation of Average Number of Common Shares
                Outstanding on Primary and Fully Diluted Basis
                   (In thousands, except per share amounts)



                                                                       THREE MONTHS ENDED                    SIX MONTHS ENDED
                                                             ----------------------------------------    -----------------------
                                                               June 30,      March 31,     June 30,       June 30,     June 30,
                                                                 1997           1997         1996          1997         1996
                                                             ----------      --------      ----------    ---------    ----------
(DOLLARS IN THOUSANDS)
Average number of Common shares
    outstanding during each period -
    without dilution                                         138,292           137,715      137,306      138,004     137,249
Common share equivalents outstanding
    at the end of each period                                  3,323             3,590        1,736        3,023       1,735
                                                             -------           -------      -------      -------     -------
Average number of common shares and
    Common share equivalents outstanding
    during each period on a primary basis                    141,615           141,305      139,042      141,027     138,984
Common share equivalents outstanding
    at the end of each period on a fully
    diluted basis                                                457               291          125          757         125
Addition from assumed conversion as of
    the beginning of each period of the
    convertible preferred stock outstanding
    at the end of each period                                      -                 -        6,324            -       6,325
                                                             -------            ------      -------      -------     -------
Average number of Common shares
   outstanding during each period on a fully
   diluted basis                                             142,072           141,596      145,491      141,784     145,434
                                                             =======           =======      =======      =======     =======
Net income per Common share
   Primary                                                   $ 0.49            $  0.44      $  0.52      $  0.93     $  0.99
   Fully diluted                                             $ 0.49            $  0.44      $  0.52      $  0.93     $  0.99

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